UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018 (July 19, 2018)

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

1330 Post Oak Blvd, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 980-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2018, Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), Hi-Crush Canada Inc., a wholly-owned subsidiary of the Partnership and a Delaware corporation (“US Purchaser”), and Hi-Crush Canada Distribution Corp., a wholly-owned subsidiary of the Partnership and a British Columbia corporation (“Canadian Purchaser”, and together with the US Purchaser, the “Purchasers”), entered into a Purchase and Sale Agreement (the “Agreement”) with FB Industries Inc., a Manitoba corporation (“FB”), 6446508 Manitoba Inc., a Manitoba corporation (“644”), The Henry and Gloria Friesen Family Trust (2013), Tyler Friesen, Mavis Doell, Tracy Friesen, Henry Friesen, Gloria Friesen and Jonathan Doell (collectively, the “Sellers”), and Jonathan Doell, solely in his capacity as the representative of the Sellers (the “Sellers’ Representative”).

Upon the terms and subject to the conditions set forth in the Agreement, (a) US Purchaser will purchase (i) certain goodwill and intellectual property assets from FB, and (ii) all of the issued and outstanding equity of FB Industries USA Inc., a Texas corporation, and FB Logistics, LLC, a Texas limited liability company, in each case from 644; and (b) Canadian Purchaser will purchase all of the issued and outstanding equity of FB from the Sellers (collectively, the “Transactions”). Under the terms of the Transactions, the Partnership, through two of its wholly-owned subsidiaries, will pay cash consideration of approximately $45 million and issue approximately $15 million of new common units to the owners of FB, for total consideration of approximately $60 million. The terms also include the potential for additional future consideration payments based on the achievement of established performance benchmarks through 2021.

The closing of the Transactions is expected to occur in the third quarter of 2018 and is subject to various conditions, including, among others, the accuracy of representations and warranties; the performance of covenants, in all material respects; the absence of a material adverse affect; and the receipt of adequate financing to fund the purchase price.

The Agreement also contains customary termination rights for the parties, including, among others, the right of the Purchasers or the Sellers’ Representative to terminate the Agreement if the closing shall not have occurred on or before August 15, 2018.

The foregoing description of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 23, 2018, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 2.02, announcing (i) the Partnership’s entry into the Agreement to acquire FB, a leading manufacturer and marketer of silo-based sand management systems, for total initial consideration of $60 million, (ii) an amendment to an existing sand supply agreement and (iii) preliminary estimates of selected second quarter 2018 financial results and related capital expenditure plans.

The information contained or incorporated by reference in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 7.01	Regulation FD Disclosure.

The information provided in Item 2.02 is incorporated by reference into this Item 7.01.

In addition, on July 23, 2018, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference, announcing that the board of directors of its general partner has declared a quarterly cash distribution of $0.75 per unit on all common units of the Partnership, or $3.00 on an annualized basis, for the second quarter of 2018.

The information contained or incorporated by reference in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On July 23, 2018, the Partnership issued a press release, a copy of which is attached hereto as Exhibit 99.3 and incorporated in this Item 8.01 by reference, announcing that it intends to commence a private offering of senior notes due 2026.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The notes will not initially be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT	DESCRIPTION

2.1*	Purchase and Sale Agreement, dated as of July 19, 2018, by and among Hi-Crush Canada Inc., Hi-Crush Canada Distribution Corp., and for the limited purposes set forth in Section 9.15, Hi-Crush Partners LP, and FB Industries Inc., 6446508 Manitoba Inc., The Henry and Gloria Friesen Family Trust (2013), Tyler Friesen, Mavis Doell, Tracy Friesen, Henry Friesen, Gloria Friesen and Jonathan Doell, and Jonathan Doell, in his capacity as Sellers’ representative.

99.1	Hi-Crush Partners LP press release dated July 23, 2018 regarding business and operational updates.

99.2	Hi-Crush Partners LP press release dated July 23, 2018 regarding second quarter 2018 distribution.

99.3	Hi-Crush Partners LP press release dated July 23, 2018 regarding commencement of senior notes offering.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Date: July 23, 2018	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

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